UACSC 99-C
                 UNION ACCEPTANCE CORPORATION
                          (Servicer)
                           06/30/00

NOTE BALANCE RECONCILIATION                                                           DOLLARS
                                                     CLASS A-1       CLASS A-2       CLASS A-3        CLASS A-4          CLASS B
                                                   -------------    -------------   -------------    -------------    -------------
Original Note Balances                             72,500,000.00    94,500,000.00   88,000,000.00    95,200,000.00    14,591,551.00
Beginning Period Note Balances                                 -    72,264,034.54   88,000,000.00    95,200,000.00    14,591,551.00
Principal Collections - Scheduled Payments                     -     3,638,079.22               -                -                -
Principal Collections - Payoffs                                -     3,139,718.39               -                -                -
Principal Withdrawal from Payahead                             -         1,691.14               -                -                -
Gross Principal Charge Offs                                    -       806,313.43               -                -                -
Repurchases                                                    -        11,017.30               -                -                -
Accelerated Principal                                          -                -               -                -                -
Principal shortfall, up to Accelerated Principal               -                -               -                -                -
Total Principal to be Distributed                              -     7,596,819.48               -                -                -
                                                   -------------    -------------   -------------    -------------    -------------
Ending Note Balances                                           -    64,667,215.06   88,000,000.00    95,200,000.00    14,591,551.00
                                                   =============    =============   =============    =============    =============


Note Factor                                                    -        0.6843092       1.0000000        1.0000000        1.0000000
Interest Rate                                             5.4730%          6.1900%         6.6100%           6.820%           7.050%




NOTE BALANCE RECONCILIATION                                           NUMBERS
                                                         TOTAL
                                                     --------------    ------
Original Note Balances                               364,791,551.00    24,594
Beginning Period Note Balances                       270,055,585.54    20,305
Principal Collections - Scheduled Payments             3,638,079.22
Principal Collections - Payoffs                        3,139,718.39       369
Principal Withdrawal from Payahead                         1,691.14
Gross Principal Charge Offs                              806,313.43        56
Repurchases                                               11,017.30         1
Accelerated Principal                                             -
Principal shortfall, up to Accelerated Principal                  -
Total Principal to be Distributed                      7,596,819.48
                                                     --------------    ------
Ending Note Balances                                 262,458,766.06    19,879
                                                     ==============    ======


Note Factor                                               0.7194760
Interest Rate                                                6.3476%

PRINCIPAL BALANCE RECONCILIATION

Original Principal Balance                                       364,791,551.99
Beginning Period Principal Balance                               279,175,375.31
Principal Collections - Scheduled Payments                         3,638,079.22
Principal Collections - Payoffs                                    3,139,718.39
Principal Withdrawal from Payahead                                     1,691.14
Gross Principal Charge Offs                                          806,313.43
Repurchases                                                           11,017.30
                                                                 --------------
Ending Principal Balance                                         271,578,555.83
                                                                 ==============
Ending Note Balances                                             262,458,766.06
                                                                 ==============
Tail not sold                                                              0.99
                                                                 ==============
Cumulative Accelerate Principal                                    9,119,788.78
                                                                 ==============


CASH FLOW RECONCILIATION

Principal Wired                                                    6,800,054.88
Interest Wired                                                     2,848,754.63
Withdrawal from Payahead Account                                       2,185.53
Repurchases (Principal and Interest)                                  11,490.49
Charge Off Recoveries                                                417,930.85
Interest Advances                                                     91,605.75
Collection Account Interest Earned                                    34,859.91
Spread Account Withdrawal                                                     -
Policy Draw for Principal or Interest                                         -
                                                                 --------------

Total Cash Flow                                                   10,206,882.04
                                                                 ==============

TRUSTEE DISTRIBUTION  (7/10/00)

Total Cash Flow                                                   10,206,882.04
Unrecovered Advances on Defaulted Receivables                         27,315.78
Servicing Fee (Due and Unpaid)                                                -
Interest to Class A-1 Noteholders, including any overdue amounts              -
Interest to Class A-2 Noteholders, including any overdue amounts     372,761.98
Interest to Class A-3 Noteholders, including any overdue amounts     484,733.33
Interest to Class A-4 Noteholders, including any overdue amounts     541,053.33
Interest to Class B Noteholders, including any overdue amounts        85,725.36
Principal to Class A-1 Noteholders, including any overdue amounts             -
Principal to Class A-2 Noteholders, including any overdue amounts  7,596,819.48
Principal to Class A-3 Noteholders, including any overdue amounts             -
Principal to Class A-4 Noteholders, including any overdue amounts             -
Principal to Class B Noteholders, including any overdue amounts               -
Insurance Premium                                                     29,256.02
Interest Advance Recoveries from Payments                             66,750.15
Unreimbursed draws on the Policy for  Principal or  Interest                  -
Deposit to Payahead                                                   22,821.43
Payahead Account Interest to Servicer                                    221.36
Excess                                                               979,423.82
                                                                 --------------

Net Cash                                                                      -
                                                                 ==============

Servicing Fee Retained from Interest Collections                     232,646.15

SPREAD ACCOUNT  RECONCILIATION


Original Balance                                                     911,978.88
Beginning Balance                                                  2,735,936.64
Trustee Distribution of Excess                                       979,423.82
Interest Earned                                                       13,442.33
Spread Account Draws                                                          -
Reimbursement for Prior Spread Account Draws                                  -
Distribution of Funds to Servicer                                   (992,866.15)
                                                                 --------------
Ending Balance                                                     2,735,936.64
                                                                 ==============

Required Balance                                                   2,735,936.64


FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION

Original Balance                                                  14,591,662.08
Beginning Balance                                                    525,265.23
Reduction Due to Spread Account                                     (525,265.23)
Reduction Due to Accelerated Principal                                        -
Reduction Due to Principal Reduction                                          -
                                                                 --------------
Ending Balance                                                                -
                                                                 ==============

First Loss Protection Required Amount                                         -
First Loss Protection Fee %                                                2.00%
First Loss Protection Fee                                                     -



POLICY  RECONCILIATION


Original Balance                                                 364,791,551.00
Beginning Balance                                                269,077,953.02
Draws                                                                         -
Reimbursement of Prior Draws                                                  -
                                                                 --------------
Ending Balance                                                   269,077,953.02
                                                                 ==============

Adjusted Ending Balance Based Upon Required Balance              261,439,749.57
                                                                 ==============
Required Balance                                                 261,439,749.57


PAYAHEAD RECONCILIATION


Beginning Balance                                                     42,088.66
Deposit                                                               22,821.43
Payahead Interest                                                        221.36
Withdrawal                                                             2,185.53
                                                                 --------------
Ending Balance                                                        62,945.92
                                                                 ==============

CURRENT DELINQUENCY
                                                 PRINCIPAL         % OF ENDING
# PAYMENTS DELINQUENT              NUMBER         BALANCE          POOL BALANCE
---------------------              ------         -------          ------------
1 Payment                            318        4,137,808.09         1.52%
2 Payments                           192        2,559,428.93         0.94%
3 Payments                            78        1,042,263.51         0.38%
                                     ---        ------------
Total                                588        7,739,500.53         2.85%
                                     ===        ============



DELINQUENCY RATE (60+)
                                                                     RECEIVABLE
                                             END OF PERIOD           DELINQUENCY
PERIOD                    BALANCE             POOL BALANCE               RATE
------                    -------             ------------           -----------
Current                 3,601,692.44         271,578,555.83             1.33%
1st Previous            3,367,005.71         279,175,375.31             1.21%
2nd Previous            3,147,112.88         287,450,047.00             1.09%


NET LOSS RATE

                                                                                                        DEFAULTED
                                                        LIQUIDATION              AVERAGE                 NET LOSS
PERIOD                                 BALANCE           PROCEEDS             POOL BALANCE             (ANNUALIZED)
------                                 -------           --------             ------------             ------------
Current                                806,313.43         417,930.85         275,376,965.57                  1.69%
1st Previous                           788,931.80         311,387.72         283,312,711.16                  2.02%
2nd Previous                           923,028.20         353,502.66         291,194,937.54                  2.35%

Gross Cumulative Charge Offs         6,658,311.33                    Number of Repossessions                    45
Gross Liquidation Proceeds           2,346,354.96                    Number of Inventoried Autos EOM           120
Net Cumulative Loss Percentage               1.18%                   Amount of Inventoried Autos EOM    829,302.00
Net Cumulative Loss Percentage
 (adjusted for estimated
 future Liquidation Proceeds)                0.95%
Trigger                                      1.50%
Status                                        OK






DATE:  June 6, 2000                       /s/ Diane Slomka
                                          ---------------------------------
                                                  DIANE SLOMKA
                                                 FINANCE OFFICER